Exhibit 99.1

              Actuate Reports Third Quarter 2004 Financial Results

     SOUTH SAN FRANCISCO, Calif.--(BUSINESS WIRE)--Oct. 28, 2004--Actuate Corporation (NASDAQ:ACTU), the world leader in Enterprise Reporting Applications, today announced its financial results for the quarter ended September 30, 2004. Revenues for the third quarter of 2004 were $23.8 million, compared with $25.9 million in Q3 2003. On a GAAP basis, Actuate's net loss in the third quarter of 2004 was $848,000, or $0.01 per share, compared with a net loss of $645,000 or $0.01 per share, reported in the same quarter a year ago. On a non-GAAP basis, net loss in the third quarter of 2004 was $504,000, or $0.01 per share, compared to non-GAAP net income of $429,000 or $0.01 per diluted share in Q3 2003. Non-GAAP financial measures discussed in this press release exclude the amortization of intangibles and purchased technology, in-process R&D, restructuring charges, amortization of deferred compensation, certain legal and accounting fees and an adjustment to the tax provision. All of these expenses are included in Actuate's GAAP results.
     For the nine months ending September 30, 2004, revenues totaled $77.3 million, compared to $77.0 million for the same period a year ago. GAAP net income for the first nine months of 2004 was $70,000, or $0.00 per diluted share, compared to a GAAP net loss of $3.3 million, or $0.06 per share, for the same prior-year period. Non-GAAP net income for the first nine months of 2004 was $1.9 million, or $0.03 per diluted share, compared to $2.2 million, or $0.03 per diluted share, for the same prior-year period.
     Cash, cash equivalents and short-term investments ended the third quarter at $48.0 million, net of $1.5 million in stock repurchases made during the third quarter and $1.2 million of fixed asset additions, primarily related to a financial systems implementation. Deferred revenue ended the quarter at $26.9 million, a slight increase from the $26.7 million reported in the quarter ended June 30, 2004.
     "Although we are very disappointed with our Q3 performance, I continue to be excited about Actuate's near- and long-term market opportunities," said Pete Cittadini, Actuate's president and CEO. "Actuate remains the only company that can demonstrate 100% adoption of Enterprise Reporting Applications that deliver breakthrough corporate performance in key business processes such as financial management and sales management. We also offer the only viable platform that truly scales to meet the performance demands of extranet applications that improve customer self-service. Our open source BIRT initiative will generate tremendous awareness for Actuate among Java developers, thus enabling Actuate to appeal to all key constituents among our prospects. These strategic initiatives, combined with our growing off-shore capabilities in China, position Actuate to deliver cost-effective solutions to our customers and therefore profitable growth for our shareholders."

     Significant Q3 Financial Highlights

     -- Increased services revenue to a record $15.8 million, a 15% increase from the year-ago quarter;

     -- Achieved a record 62% services margin (combined margin of maintenance support and consulting services);

     -- Received orders greater than $100,000 from 55 customers (average value of $247,000);

     --   Secured one transaction greater than $1 million;

     --   Days sales outstanding remained low at 67days;

     --   Added 48 new customers;

     -- Repurchased over 478,000 shares of stock during Q3 at a total cost of $1.5 million.

     Customer Successes

     During Q3 2004, Actuate received significant new and repeat business from, among others, Barclays Bank, British Telecom, California Independent Systems Operator, Canadian Imperial Bank of Commerce, CNL Financial Group, Daelim Concrete Products, Electronic Data Systems, First National Bank of South Africa, HSBC, Northrop Grumman, Oppenheimer Funds, Toyota Motor Corporation and United States Postal Service.

     Other Q3 Highlights

     During the third quarter, Actuate:

     -- Joined the Eclipse Foundation as a board member and strategic developer of the Business Intelligence Reporting Tools project to develop the industry's first open Business Intelligence platform, with availability currently expected in early 2005;

     -- Established an industry-leading performance benchmark running on the Sun Solaris operating system, supporting 1.5 million users;

     -- Was named the strongest current enterprise reporting offering by Forrester Research;

     --   Prevailed on appeal in trade secret litigation against MicroStrategy;

     Organizational Restructuring

     As announced earlier this month, Actuate has undertaken an expense-reduction program currently designed to eliminate up to $10 million in annual operating expenses. This program is expected to return the company to non-GAAP profitability in Q4 2004. As a result, the Company expects to take a restructuring charge in its fiscal fourth quarter of approximately $2.0 million for employee severance and other related costs.

     Use of Non-GAAP Financial Measures

     The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Actuate's management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP financial measures discussed in this press release exclude the amortization of intangibles and other costs arising from acquisitions, restructuring charges and an adjustment to the tax provision. It is management's belief that these items are not indicative of ongoing operations and as a result, non-GAAP financial measures that exclude such items provide additional insight for investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company's GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings. Additionally, the non-GAAP reconciliation will be available in the investor relations section of Actuate's website at www.actuate.com.

     Conference Call Information

     Actuate will be holding a conference call at 2:00 p.m. Pacific Time, today, October 28, 2004 to discuss third quarter 2004 financial results. The dial-in number for the call is 973-528-0008. The conference call will be simultaneously broadcast live in the Investor Relations section of Actuate's web site at http://phx.corporate-ir.net/phoenix.zhtml?c=64401&p=irol-irhome and will be available as an archived replay at the same location until approximately November 11, 2004.

     About Actuate Corporation

     Actuate Corporation is the world leader in Enterprise Reporting Applications that ensure 100% adoption by users. Actuate's Enterprise Reporting Application Platform is the foundation on which Global 9000 organizations (companies with annual revenues greater than $1 billion) and packaged application software vendors develop intuitive, Web portal-like reporting and analytic applications that empower 100% of users with decision-making information. These applications are deployed inside and outside the firewall to improve corporate performance across a range of business functions including financial management, sales, human resource management, and customer self-service. When tested against other business intelligence products, Actuate's Enterprise Reporting Application Platform has been proven to offer industry-leading scalability and the lowest Total Cost of Ownership. Actuate has 2,900 customers globally in a range of industries including financial services, pharmaceuticals, insurance, and distribution services, as well as the government sector.
     Founded in 1993, Actuate has headquarters in South San Francisco, Calif., and has offices worldwide. Actuate is listed on the NASDAQ exchange under the symbol ACTU. For more information on Actuate, visit the company's Web site at www.actuate.com.

     Cautionary Note Regarding Forward Looking Statements: The statements contained in this release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding Actuate's expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements in this release are based upon information available to Actuate as of the date hereof, and Actuate disclaims any obligation to update or revise any such forward-looking statements based on changes in expectations or the circumstances or conditions on which such expectations may be based. Actual results could differ materially from Actuate's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the general spending environment for information technology products and services in general and Enterprise Reporting Application software in particular, quarterly fluctuations in our revenues and other operating results, our ability to expand our international operations, our ability to successfully compete against current and future competitors, the impact of future acquisitions on the company's financial and/or operating condition, the ability to increase revenues through our indirect channels, general economic and geopolitical uncertainties and other risk factors that are discussed in Actuate's Securities and Exchange Commission filings, specifically Actuate's 2003 Annual Report on Form 10-K filed on March 11, 2004 and Quarterly Report on Form 10-Q filed on August 9, 2004.

     Copyright(C) 2004 Actuate Corporation. All rights reserved. Actuate and the Actuate logo are registered trademarks of Actuate Corporation and/or its affiliates in the U.S. and certain other countries. All other brands, names or trademarks mentioned may be trademarks of their respective owners.


                          ACTUATE CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                              (unaudited)


                                           September 30, December 31,
                                               2004         2003
                                           ------------- ------------

                  ASSETS
Current assets:
 Cash, cash equivalents and short-term
  investments                                   $48,034      $45,439
 Accounts receivable, net                        17,412       20,208
 Other current assets                             2,313        2,599
                                           ------------- ------------
Total current assets                             67,759       68,246
Property and equipment, net                       6,258        5,097
Goodwill and other intangibles, net              24,542       26,525
Other assets                                      1,158        1,538
                                           ------------- ------------
                                                $99,717     $101,406
                                           ============= ============

   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                $2,631       $2,758
 Current portion of restructuring
  liabilities                                     2,527        2,198
 Accrued compensation                             3,700        4,402
 Other accrued liabilities                        4,717        4,772
 Income taxes payable                             1,197        1,241
 Deferred revenue                                26,945       25,790
                                           ------------- ------------
Total current liabilities                        41,717       41,161
                                           ------------- ------------

Restructuring liabilities,
 net of current portion                          13,311       15,064
Stockholders' equity                             44,689       45,181
                                           ------------- ------------
                                                $99,717     $101,406
                                           ============= ============

                          ACTUATE CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)
                              (unaudited)

                                Three Months Ended   Nine Months Ended
                                    September 30       September 30
                                  ----------------- ------------------
                                     2004     2003      2004     2003
                                  -------- -------- --------- --------
Revenues:
 License fees                      $8,017  $12,223   $31,790  $34,977
 Services                          15,757   13,677    45,502   42,059
                                  -------- -------- --------- --------
Total revenues                     23,774   25,900    77,292   77,036
                                  -------- -------- --------- --------

Costs and expenses:
 Cost of license fees                 619      853     2,549    2,085
 Cost of services                   6,019    5,692    18,689   17,448
 Sales and marketing               10,085   11,564    31,085   34,286
 Research and development           5,132    4,864    15,546   13,831
 General and administrative         3,019    2,722     8,066    9,572
 Amortization of other intangibles    276      267       834    1,737
 In-Process R&D                         -      600         -      600
 Restructuring charges                  -        -       586        -
                                  -------- -------- --------- --------
Total costs and expenses           25,150   26,562    77,355   79,559
                                  -------- -------- --------- --------
Income (loss) from operations      (1,376)    (662)      (63)  (2,523)
Interest and other income, net        (89)     139       295      439
                                  -------- -------- --------- --------
Income (loss) before income taxes  (1,465)    (523)      232   (2,084)
Provision for income taxes           (617)     122       162    1,258
                                  -------- -------- --------- --------
Net (loss) income                   $(848)   $(645)      $70  $(3,342)
                                  ======== ======== ========= ========
Basic net (loss) income per share  $(0.01)  $(0.01)       $-   $(0.06)
                                  ======== ======== ========= ========
Shares used in basic per share
 calculation                       61,671   61,040    61,506   60,557
                                  ======== ======== ========= ========
Diluted net (loss) income per
 share                             $(0.01)  $(0.01)       $-   $(0.06)
                                  ======== ======== ========= ========
Shares used in diluted per share
 calculation.                      61,671   61,040    65,444   60,557
                                  ======== ======== ========= ========


                          ACTUATE CORPORATION
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                              (unaudited)

                                                 Nine Months Ended
                                                      September
                                                2004           2003
                                          ------------ --------------
 Operating activities
  Net Income                                      $70        $(3,342)
  Adjustments to reconcile net loss to
   net cash from operating activities:
    Amortization of deferred compensation           -             41
    Amortization of other intangibles           1,983          2,530
    Depreciation                                1,730          2,350
    Purchased in-process research and
     development                                    -            600
  Changes in operating assets and
   liabilities:
    Accounts receivable                         2,796          4,504
    Other current assets                          286            219
    Deferred tax assets                             -            146
    Accounts payable                             (127)          (371)
    Accrued compensation                         (702)        (1,156)
    Other accrued liabilities                     (55)        (1,806)
    Income taxes payable                          (44)            67
    Restructuring liabilities                  (1,424)        (3,023)
    Deferred revenue                            1,154            816
                                          ------------ --------------
 Net cash provided by operating
  activities                                    5,667          1,575
                                          ------------ --------------

 Investing activities
   Purchases of property and equipment         (2,891)        (1,277)
   Proceeds from maturity of short-term
    investments                                40,553         30,192
   Purchases of short-term investments        (27,058)       (19,918)
   Acquisition of Nimble Technology, net
    of cash assumed                                 -         (3,016)
   Net change in other assets                     380           (145)
                                          ------------ --------------
 Net cash provided by investing
  activities                                   10,984          5,836
                                          ------------ --------------

 Financing activities
    Proceeds from issuance of common
     stock                                      2,007          3,638
    Stock repurchases                          (2,689)        (1,318)
                                          ------------ --------------
 Net cash used in financing activities           (682)         2,320
                                          ------------ --------------
 Net increase in cash and cash
  equivalents                                  15,969          9,731
 Effect of exchange rate on cash                  184            (72)
 Cash and cash equivalents at the
  beginning of the period                       8,950         23,595
                                          ------------ --------------
 Cash and cash equivalents at the end of
  the period                                  $25,103        $33,254
                                          ============ ==============

                          ACTUATE CORPORATION
         RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                 (in thousands, except per share data)
                              (unaudited)


                      Three Months Ended        Three Months Ended
                      September 30, 2004        September 30, 2003
                   ------------------------ --------------------------
                           Adjust                    Adjust
                             -                         -
                    GAAP   ments    Non-GAAP  GAAP   ments    Non-GAAP
                   ------- ------   ---------------- ------   --------
Revenues:
 License fees      $8,017           $8,017  $12,223           $12,223
 Services          15,757           15,757   13,677            13,677
                   -------          ------- --------          --------
Total revenues     23,774           23,774   25,900            25,900
                   -------          ------- --------          --------

Costs and expenses:
 Cost of license
  fees                619  (383)(a)    236      853 (342)(a)      511
 Cost of services   6,019            6,019    5,692             5,692
 Sales and
  marketing        10,085           10,085   11,564            11,564
 Research and
  development       5,132            5,132    4,864             4,864
 General and
  administrative    3,019            3,019    2,722             2,722
 Amortization of
  other intangibles   276   (276)        -      267   (267)         -
 In-Process R&D         -                -      600   (600)         -
 Restructuring
  charges               -                -        -                 -
                   -------          ------- --------          --------
Total costs and
 expenses          25,150           24,491   26,562            25,353
                   -------          ------- --------          --------
Income (loss) from
 operations        (1,376)            (717)    (662)              547
Interest and other
 income, net          (89)             (89)     139               139
                   -------          ------- --------          --------
Income (loss)
 before income
 taxes             (1,465)            (806)    (523)              686
Provision for
 income taxes        (617)   315 (b)  (302)     122    135 (b)    257
                   -------          ------- --------          --------
Net (loss) income   $(848)           $(504)   $(645)             $429
                   =======          ======= ========          ========
Basic net (loss)
 income per share  $(0.01)          $(0.01)  $(0.01)            $0.01
                   =======          ======= ========          ========
Shares used in
 basic per share
 calculation       61,671           61,671   61,040            61,040
                   =======          ======= ========          ========
Diluted net (loss)
 income per share  $(0.01)          $(0.01)  $(0.01)            $0.01
                   =======          ======= ========          ========
Shares used in
 diluted per share
 calculation.      61,671           61,671   61,040            64,926
                   =======          ======= ========          ========


(a) Amortization of purchased technology.

(b) The provision for income taxes used in arriving at the non-GAAP net income for all of the periods presented was computed using an income tax rate of 37.5%. The amount of provision for income taxes used in arriving at the non-GAAP net income does not reflect the actual or future expected provision for income taxes.


                          ACTUATE CORPORATION
         RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                 (in thousands, except per share data)
                              (unaudited)

                   Nine Months Ended           Nine Months Ended
                   September 30,2004           September 30, 2003
                --------------------------- --------------------------
                         Adjust                      Adjust
                            -                           -
                  GAAP    ments    Non-GAAP   GAAP    ments   Non-GAAP
                -------- -------   ----------------- -------  --------


Revenues:
 License fees   $31,790            $31,790  $34,977           $34,977
 Services        45,502             45,502   42,059            42,059
                --------           -------- --------          --------
Total revenues   77,292             77,292   77,036            77,036
                --------           -------- --------          --------

Costs and
 expenses:
 Cost of license
  fees            2,549  (1,148)(a)  1,401    2,085    (793)(a) 1,292
 Cost of
  services       18,689             18,689   17,448            17,448
 Sales and
  marketing      31,085             31,085   34,286            34,286
 Research and
  development    15,546     (96)(b) 15,450   13,831            13,831
 General and
  administrative  8,066    (145)(c)  7,921    9,572  (2,441)(c) 7,131
 Amortization of
  other
  intangibles       834    (834)         -    1,737  (1,737)        -
 In-Process R&D       -                  -      600    (600)        -
 Restructuring
  charges           586    (586)         -        -                 -
                --------           -------- --------          --------
Total costs and
 expenses        77,355             74,546   79,559            73,988
                --------           -------- --------          --------
Income (loss)
 from operations    (63)             2,746   (2,523)            3,048
Interest and
 other income,
 net                295                295      439               439
                --------           -------- --------          --------
Income (loss)
 before income
 taxes              232              3,041   (2,084)            3,487
Provision for
 income taxes       162     978(d)   1,140    1,258      49(d)  1,307
                --------           -------- --------          --------
Net (loss)
 income             $70             $1,901  $(3,342)           $2,180
                ========           ======== ========          ========
Basic net (loss)
 income per
 share               $-              $0.03   $(0.06)            $0.04
                ========           ======== ========          ========
Shares used in
 basic per share
 calculation     61,506             61,506   60,557            60,557
                ========           ======== ========          ========
Diluted net
 (loss) income
 per share           $-              $0.03   $(0.06)            $0.03
                ========           ======== ========          ========
Shares used in
 diluted per
 share
 calculation.    65,444             65,444   60,557            62,722
                ========           ======== ========          ========

(a) Amortization of purchased technology.

(b) Amortization of deferred compensation.

(c) Legal costs related to the litigation with MicroStrategy, Incorporated and nonrecurring accounting fees related to the special review of unauthorized license agreements during the nine months ended September 30, 2003.

(d) The provision for income taxes used in arriving at the non-GAAP net income for all of the periods presented was computed using an income tax rate of 37.5%. The amount of provision for income taxes used in arriving at the non-GAAP net income does not reflect the actual or future expected provision for income taxes.


     CONTACT: Actuate Corporation
              Keren Ackerman, 650-837-4545
              kackerman@actuate.com